The Annual Meeting of Shareholders of the Fund was held on July 22, 2008. Holders of the Fund's common shares of beneficial interest, par value $0.01 per share ("Common Shares") voted on the election of Class I Trustees.

Voting results with respect to the election of Class I Trustees by holders of Common Shares are set forth below:

------------------------------------- ----------------------------------- -----------------------------------
Name                                  # of Shares in Favor                # of Shares Withheld
------------------------------------- ----------------------------------- -----------------------------------
Randall C. Barnes                     16,646,687                          313,951
------------------------------------- ----------------------------------- -----------------------------------
Frank E. Burgess                      16,636,380                          324,258
------------------------------------- ----------------------------------- -----------------------------------

The terms of the following  Trustees of the Fund did not expire in 2008:  Philip
E. Blake, Nicholas Dalmaso, James R. Imhoff, Jr., Ronald A. Nyberg, Ronald E. Toupin, Jr. and Lorence Wheeler.